Exhibit 32.2

In connection with the Quarterly Report of Merisant Worldwide, Inc.  (the “Company”) for the period ended September 30, 2008 (the “Report”), the undersigned, as Vice President Finance, Controller of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Julie Wool
Julie Wool
Vice President, Finance, Controller
(Principal Financial Officer)
November 13, 2008